UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 2, 2006

Superior Uniform Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	1-5869-1	11-1385670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Blvd., Seminole, Florida		33774

Registrant’s telephone number including area code: (727) 397-9611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 2, 2006, as part of a previously-announced share repurchase program, the Registrant entered into a trading plan with Cantor Fitzgerald pursuant to Rules 10b5-1 and 10b-18 of the Securities Exchange Act of 1934, as amended, which provides for pre-determined repurchases of the Registrant’s common stock, subject to the terms of the plan, for the period beginning March 3, 2006 through May 2, 2006, unless earlier terminated.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

SUPERIOR UNIFORM GROUP, INC.

By:	/s/ Andrew D. Demott, Jr.
Andrew D. Demott, Jr.
Senior Vice President, Chief Financial Officer
and Treasurer

Date: March 2, 2006